UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 28, 2007
WESCO International, Inc.
(Exact name of registrant as specified in its charter)
Commission file number 001-14989

Delaware	25-1723345
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

225 West Station Square Drive
Suite 700
Pittsburgh, Pennsylvania 15219	(412) 454-2200
(Address of principal executive offices)	(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     WESCO International, Inc. (the “Company”) announced today that the $400 million stock repurchase program, announced on February 1, 2007, has been completed. The Company also announced that its Board of Directors has authorized a new stock repurchase program in the amount of up to $400 million. The shares may be purchased from time to time in the open market or through privately negotiated transactions. The stock repurchase program may be implemented or discontinued at any time by the Company. A copy of the press release issued by the Company on September 28, 2007 is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits
          Exhibit 99.1 Press Release dated September 28, 2007 (filed herewith).

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESCO INTERNATIONAL, INC.
By:	/s/ Stephen A. Van Oss
Stephen A. Van Oss
Senior Vice President and Chief Financial and Administrative Officer

Dated: September 28, 2007